Exhibit 10.94
PRIVATE PLACEMENT AGREEMENT
This PRIVATE PLACEMENT AGREEMENT (this “Agreement”), dated as of February 28, 2012, by and between Total Gas & Power USA, SAS, a société par actions simplifiée organized under the laws of the Republic of France (“Investor”), and SunPower Corporation, a Delaware corporation (the “Company”).
BACKGROUND
A.    The Company and Investor are parties to that certain Compensation and Funding Agreement dated as of February 28, 2012, which provides that in certain circumstances the Investor shall make Liquidity Injections (as defined in the Compensation and Funding Agreement) to the Company.
B.    The Company and Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.
C.    Pursuant to the Liquidity Support Agreement, Investor may from time to time be required to purchase, and the Company may from time to time be required to sell, upon the terms and conditions stated in this Agreement, (i) Common Shares (as defined below) in the amount set forth from time to time on a Terms Agreement with respect to a particular Closing, together with the preferred stock purchase rights appurtenant thereto issued under the Rights Plan and/or (ii) warrants, in substantially the form attached hereto as Exhibit A (the “Warrants”), to acquire a number of shares of Common Stock (as defined below) in the amount set forth from time to time on a Terms Agreement with respect to a particular Closing (the shares of Common Stock issuable upon exercise or pursuant to the Warrants, together with the preferred stock purchase rights appurtenant thereto issued under the Rights Plan, the “Warrant Shares”), for an aggregate Purchase Price set forth from time to time on a Terms Agreement with respect to a particular Closing.
D.    The Common Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”.
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Investor agree as follows:

ARTICLE I
DEFINITIONS
1.1    Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.
“Affiliation Agreement” means that certain Affiliation Agreement dated April 28, 2011, by and among the parties hereto, as the same has and may be amended from time to time.
“Agreement” has the meaning set forth in the Preamble.

“Board” shall mean the Board of Directors of the Company or any authorized committee thereof.
“Business Day” means any day other than Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in The State of New York are authorized or required by law or other governmental action to close.
“Capital Stock” means Common Stock and Preferred Stock.
“Capitalization Date” has the meaning set forth in Section 3.1(e)(i).
“CFA” means the Compensation and Funding Agreement dated as of the date hereof by and between the Company and Total.
“Closing” means each closing of the purchase and sale of the Securities pursuant to Section 2.1.
“Closing Date” has the meaning set forth in Section 2.1.
“Company” has the meaning set forth in the Preamble.
“Common Shares” means that number of shares of Common Stock to be issued at a particular Closing as set forth on a Terms Agreement with respect to a particular Closing, together with the preferred stock purchase rights appurtenant thereto issued under the Rights Plan.
“Common Stock” means the common stock, $0.001 par value, of the Company.
“Company Securities” has the meaning set forth in Section 3.1(e)(iii).
“Control” means, as to any Person, the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The verb “Control” and the term “Controlled” have the correlative meanings.
“Convertible Debentures” has the meaning set forth in Section 3.1(e)(i).
“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.
“DOE” means the U.S. DEPARTMENT OF ENERGY, acting by and through the Secretary of Energy.
“DTC” has the meaning set forth in Section 3.2(k).
“Environmental Laws” has the meaning set forth in Section 3.1(k).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“FINRA” has the meaning set forth in Section 3.2(c).
“Hazardous Materials” has the meaning set forth in Section 3.1(w).
“Investor” has the meaning set forth in the Preamble.
“Intellectual Property Rights” has the meaning set forth in Section 3.1(v).
“Knowledge” or “knowledge” shall mean, with respect to the Company, the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company after due inquiry.

“Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.
“Liquidity Support Agreement” means the Liquidity Support Agreement dated as of the date hereof by and among Total, the Company and DOE.
“Material Adverse Effect” means any effect that either alone or in combination with any other effect has, or would reasonably be expected to have, a materially adverse effect in relation to the condition (financial or otherwise), properties, assets, liabilities, business, operations, or results of operations of the Company and its Subsidiaries, taken as a whole or the ability of the Company and its Subsidiaries to perform their respective obligations hereunder or to consummate the Transactions.
“Options” means any outstanding rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.
“Person” means any natural person, general or limited partnership, corporation, limited liability company, joint venture, trust, firm, association or other legal or governmental entity.
“Plans” means the 1996 Stock Plan, the Third Amended and Restated 2005 SunPower Corporation Stock Incentive Plan, and the PowerLight Corporation Common Stock Option and Common Stock Repurchase Plan.
“Preferred Stock” means the Preferred Stock, par value $0.001 per share, of the Company.
“Principal Market” means the Nasdaq Global Select Market.
“Purchase Price” for any Security shall be the amount set forth on a Terms Agreement with respect to a particular Closing with respect to such Security.
“Registration Rights Agreement” means that certain Registration Rights Agreement dated April 28, 2011, by and among the parties hereto, as the same may be amended from time to time.
“Rights Plan” means the Amended and Restated Rights Agreement, dated November 16, 2011, by and between the Company and Computershare Trust Company, N.A., as Rights Agent, including the form of Certificate of Designation of Series A Junior Participating Preferred Stock and the forms of Right Certificates, Assignment and Election to Purchase and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.
“Regulation D” has the meaning set forth in the Preamble.
“Reporting Period” has the meaning set forth in Section 3.1(j).
“Restricted Stock” means shares of Common Stock that constitute unvested restricted stock or are otherwise subject to a right of repurchase or redemption by the Company.
“Restricted Stock Unit” means a bookkeeping entry representing the equivalent of a share of Common Stock.
“Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.
“SEC” has the meaning set forth in the Preamble.
“SEC Documents” have the meaning set forth in Section 3.1(j).

“Securities” has the meaning set forth in the Preamble.
“Securities Act” has the meaning set forth in the Preamble.
“Shares” means shares of the Company's Common Stock.
“Solar SPE” means any directly or indirectly owned special purpose vehicles established to facilitate solar system sales in the ordinary course of the Company's utility and power plant or large commercial business lines.
“Stock Awards” means Options, Restricted Stock and Restricted Stock Units.
“Subsidiary” of any Person means any other Person (a) of which the first Person owns directly or indirectly fifty (50) percent or more of the equity interest in the other Person or (b) of which (or in which) an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50 percent of the equity interests of which) is directly or indirectly owned or Controlled by the first Person, by such Person with one or more of its Subsidiaries or by one or more of such Person's other Subsidiaries or (c) in which the first Person has the contractual or other power to designate a majority of the board of directors or other governing body.
“Terms Agreement” for any Security for any Closing shall specify the terms, amount, purchase price and any other pricing term for the issuance of a Security in a Closing in connection with any Liquidity Injection in the form attached hereto as Schedule 1. Each Terms Agreement for a Closing shall be attached hereto as part of Schedule 1.
“Total” means TOTAL S.A., a société anonyme organized under the laws of the Republic of France.
“Trading Day” means (a) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (b) if the Common Stock is not listed or quoted on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not listed or quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean a Business Day.
“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.
“Transactions” means those transactions contemplated by the Transaction Documents.
“Transaction Documents” means (1) this Agreement, including the schedules, annexes and exhibits attached hereto, and the Transfer Agent Instructions and each of the other agreements or instruments entered into or executed by the parties hereto in connection with the transactions contemplated by this Agreement, (2) the Warrants, (3) the Liquidity Support Agreement and (4) all other agreements entered into between the parties, or between the Company and Total, in connection with the Liquidity Support Agreement.

“Transfer Agent” means Computershare Trust Company, N.A., or any successor transfer agent for the Company.
“Transfer Agent Instructions” means, with respect to the Company, the Company Transfer Agent Instructions, in substantially the form of Exhibit B, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.
“Warrant Shares” has the meaning set forth in the Preamble.
“Warrants” has the meaning set forth in the Preamble.

ARTICLE II
PURCHASE AND SALE
2.1    Closing. Subject to the terms and conditions set forth in this Agreement, upon the issuance of the warrant specified in Section 2(a) of the CFA, and in connection with each Liquidity Injection (as defined in the Liquidity Support Agreement) in which Securities are to be issued, the Company shall issue and sell to Investor, and Investor shall purchase from the Company, the Securities set forth in a Terms Agreement with respect to such Closing, which Terms Agreement shall be prepared by the parties and attached for each Closing, for the Purchase Price set forth on the Terms Agreement for such Closing. The date and time of the Closing shall be at 1:00 p.m., New York City Time, on the date upon which such Liquidity Injection is required to occur pursuant to the Liquidity Support Agreement (a “Closing Date”). The Closing shall take place at the offices of the Company's counsel.
2.2    Closing Deliverables.
(a)At each Closing, the Company shall deliver or cause to be delivered to Investor the following:
(i)a Terms Agreement for such Closing;
(ii)a copy of the Company's irrevocable instructions to the Transfer Agent instructing the Transfer Agent to establish and credit, on an expedited basis, a restricted book entry at such Transfer Agent evidencing any Common Shares to be issued at such Closing in a segregated account established by the Transfer Agent for the Investor's benefit and registered in the name of Investor;
(iii)duly executed Transfer Agent Instructions acknowledged by the Company's transfer agent;
(iv)an opinion of Jones Day, counsel for the Company ("Company Counsel"), dated as of such Closing Date, in substantially the form agreed to between the Investor and the Company;
(v)any Warrant to be issued at such Closing, issued in the name of such Investor, pursuant to which the Investor shall have the right to acquire such number of Warrant Shares set forth on a Terms Agreement for such Closing;
(vi)a Disclosure Schedule with respect to such Closing; and
(vii)such other documents relating to the transactions contemplated by this Agreement as Investor or its counsel may reasonably request.

The Company agrees to deliver to the Investor each item required to be delivered to Investor under this Agreement on or prior to the Closing Date, and such obligation to deliver each item shall survive the purchase by the Investor of Securities on the Closing Date pursuant to the terms of this Agreement and the Terms Agreement.
(b)At each Closing, Investor shall deliver or cause to be delivered to the Company the following:
(i)The Purchase Price, by wire transfer to an account designated in writing to such Investor by the Company for such purpose.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1    Representations and Warranties of the Company. Except as otherwise disclosed or modified by a disclosure schedule set forth as Exhibit C hereto (which shall be prepared by the Company and delivered to the Investor concurrently with each Closing), Company hereby represents and warrants to Investor as of the date hereof and as of each Closing as follows:
(a)    Organization and Qualification. The Company and each Subsidiary is an entity duly organized and validly existing, and the Company is in good standing under the laws of the jurisdiction of its incorporation, with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted. Each Subsidiary is in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted, except where the failure to be so in good standing would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents, as applicable. The Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.
(b)    Authorization; Enforcement. The Company has the requisite corporate authority to enter into the Transaction Documents to which it is a party and to consummate the Transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby including, without limitation, the issuance of the Securities, have been duly authorized by all necessary corporate action on the part of the Company and no further consent or action is required by the Company, its Board or its stockholders. Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(c)No Conflicts; Consents. The execution, delivery and performance of the Transaction Documents to which it is a party by the Company, the issuance of the Securities, and the consummation by the Company of the Transactions do not, and will not, (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, as applicable, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including, assuming the accuracy of the representations and warranties of Investor set forth in Section 3.2 hereof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or any Subsidiary is bound or affected, except to the extent that such violation would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations at the Closing under or contemplated by the Transaction Documents, including without limitation the issuance of the Securities, in each case in accordance with the terms hereof or thereof, except for the following consents, authorizations, orders, filings and registrations (none of which is required to be filed or obtained before the Closing): (x) the filing of a Form D with the SEC and any applicable state securities authorities, (y) the filing of a Form 8-K with the SEC announcing the entry into the Transaction Documents and the issuance of the Securities and (z) the shareholder consent to be signed by Investor, the filing of a preliminary and definitive information statement each on Schedule 14C with the SEC, and satisfaction of the requirements of the Principal Market. The Company and its Subsidiaries are unaware of any facts or circumstances that would reasonably be expected to prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.
(d)The Common Shares; The Warrant Shares. The Common Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, except for customary and required restrictions on transfer under U.S. federal and state securities laws and will not be subject to preemptive or similar rights of stockholders (other than those rights set forth in the Affiliation Agreement). The Warrant Shares are duly authorized and, when issued upon exercise of the Warrants in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, except for customary and required restrictions on transfer under U.S. federal and state securities laws and will not be subject to preemptive or similar rights of stockholders (other than those rights set forth in the Affiliation Agreement).

(e)Capitalization. The Disclosure Schedule for each Closing shall set forth substantially the information called for by the following subsections (i) through (iii) as of a date within one week prior to such Closing:
(i)The authorized capital stock of the Company consists of (A) 367,500,000 shares of Common Stock and (B) 10,000,000 shares of Preferred Stock. As of the close of business on February 14, 2012 (the “Capitalization Date”): (1) 119,161,631 shares of Common Stock were issued and outstanding, of which none were unvested and subject to a right of repurchase as of such date, (2) no shares of Preferred Stock were issued and outstanding and (3) there were 1,402,205 shares of Capital Stock held by the Company as treasury shares. As of the close of business on the Capitalization Date, with respect to the Plans, (x) there were outstanding Options to purchase or otherwise acquire (I) 481,354 shares of Common Stock, of which 438,854 were exercisable or vested as of such date and (II) there were outstanding Restricted Stock Units covering 7,087,700 shares of Common Stock (including performance based Restricted Stock Units). As of the close of business on the Capitalization Date, there were 14,917,846 shares of Common Stock reserved for issuance pursuant to the convertible debentures disclosed in the SEC Documents (“Convertible Debentures”), 0 shares of Common Stock reserved for issuance pursuant to any convertible notes issued to Investor, and 19,808,441 shares of Common Stock reserved for issuance pursuant to warrants. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of any preemptive rights.
(ii)The Company has reserved 14,296,667 shares of Common Stock under Plans.
(iii)Except as set forth in clauses (i) and (ii) above or on Schedule 3.1(e)(iii), as of the close of business on the Capitalization Date, there are (A) no outstanding shares of capital stock of, or other equity or voting interest in, the Company, (B) no outstanding securities issued by the Company that are convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (C) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligates the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (D) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company (the items in clauses (A), (B), (C) and (D), together with the capital stock of the Company, being referred to collectively as “Company Securities”) and (E) no other obligations of the Company or any of its Subsidiaries or Solar SPEs to make any payments based on the price or value of any Company Securities. There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries or Solar SPEs to repurchase, redeem or otherwise acquire any Company Securities.
(f)Absence of Litigation. There are no actions, suits, claims, investigations or proceedings pending or, to the Company's knowledge, threatened or contemplated to which the Company or any of its Subsidiaries is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Principal Market), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect.
(g)    No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.
(h)    No Integrated Offering under Securities Act. Assuming the accuracy of the Investor's representations and warranties set forth in Section 3.2 hereof, none of the Company, any of its affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise. None of the Company, its affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Securities under the Securities Act.
(i)    Application of Takeover Protections; Rights Agreement. The Company and its Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under The Rights Agreement) or other similar anti-takeover provision under the Company's certificate of incorporation or the laws of the State of Delaware which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Issuer's ownership of the Securities. The Rights Plan has not been amended, rescinded or modified since the date it was entered into. The resolutions set forth on Schedule D of the Affiliation Agreement have not been amended, rescinded or modified since their adoption, and no further action is necessary in connection with the issuance of the Securities to waive the implications of Section 203 of the DGCL to Parent, Terra, any Terra Controlled Corporation and any Transferee (as such terms are defined in the Affiliation Agreement).
(j)    SEC Documents; Financial Statements. Since January 2, 2011 (the "Reporting Period"), the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed during the Reporting Period or prior to the date of the Closing and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). The Company has delivered or made available to the Investor or their respective representatives true, correct and complete copies of the SEC Documents to the extent such documents are not available on the EDGAR system, if any, and that have been requested by the Investor. As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents or in any disclosure schedules, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made not misleading.
(k)    Absence of Certain Changes. Since the date of the most recent balance sheet included in the SEC Documents, there has been no Material Adverse Effect on the Company. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3.1(k), "Insolvent" means, with respect to any Person, (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is currently proposed to be conducted.
(l)    Conduct of Business; Regulatory Permits. The Company is not in material violation of any term of or in default under its certificate of incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or its bylaws. The Company is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company, and the Company will not conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is not in material violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting of the Common Stock by the Principal Market in the foreseeable future. Since January 2, 2011, (i) the Common Stock has been designated for quotation or included for listing on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to its business, except where the failure to possess such certificates, authorizations or permits could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.
(m)    Principal Market Approval. The Company has obtained or will obtain all required shareholder approvals under the rules, regularities or requirements of the Principal Market with respect to the issuance and sale of the Securities to the Investor prior to the Closing Date.
(n)    Foreign Corrupt Practices. As of the date of the filing of the Company's most recent periodic report on either Form 10-Q or Form 10-K with the SEC, neither the Company nor any director or officer, nor to the Company's knowledge, any Subsidiary, any agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation in any material respect of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
(o)    Sarbanes-Oxley Act. The Company is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.
(p)    Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would, individually or in the aggregate, not have a Material Adverse Effect.
(q)    Employee Relations.
(i)    Except as disclosed in the SEC Documents, no executive officer of the Company is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.
(ii)    The Company, to its knowledge, is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(r)    Title. The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.
(s)    Intellectual Property Rights. The Company owns or possesses adequate rights or licenses to use or could obtain on commercially reasonable terms all trademarks, service marks and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, trade secrets and other intellectual property rights ("Intellectual Property Rights") necessary to conduct its business as conducted on the date of this Agreement, except for such Intellectual Property Rights, the inability to use would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, no product or service of the Company infringes the Intellectual Property Rights of others which would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company regarding (i) its Intellectual Property Rights, or (ii) that the products or services of the Company infringe the Intellectual Property Rights of others. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights.
(t)    Environmental Laws. The Company (i) is in compliance with any and all Environmental Laws (as hereinafter defined), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.
(u)    Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, the Company (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.
(v)    Internal Accounting and Disclosure Controls. Except as described in the SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as disclosed in the SEC Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.
(w)    Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.
(x)    Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.
(y)    Form S-3 Eligibility. The Company is eligible to register the Common Shares and the Warrant Shares for resale by the Investor using Form S-3 promulgated under the Securities Act in accordance with the provisions of the Registration Rights Agreement.
(z)    Manipulation of Price. The Company has not, and to its knowledge (assuming the accuracy of the Investor's representations and warranties set forth in Section 3.2 hereof) no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

3.2    Representations and Warranties of Investor. Investor hereby represents and warrants to the Company as of the date hereof and as of each Closing as follows:

(a)    Organization; Authority. Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into the Transaction Documents to which it is a party and to consummate the Transactions and otherwise to carry out its obligations hereunder and thereunder. The purchase by Investor of the Securities hereunder and the consummation of the Transactions have been duly authorized by all necessary corporate, partnership or other action on the part of Investor. This Agreement and the Transaction Documents to which Investor is a party or has or will execute have been duly executed and delivered by Investor and constitutes the valid and binding obligation of Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(b)    No Public Sale or Distribution. Investor is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity.
(c)    Investor Status. Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an entity engaged in the business of being a broker dealer. Investor is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of the FINRA or an entity engaged in the business of being a broker dealer. Investor is a resident of the following jurisdiction: France.
(d)    General Solicitation. Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the Internet or presented at any seminar or any other general solicitation or general advertisement.
(e)    Experience of Investor. Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Investor understands that it must bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.
(f)    Access to Information. Investor acknowledges that it has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information (other than material non-public information) about the Company and each Subsidiary and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Investor acknowledges receipt of copies of the SEC Documents.
(g)No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
(h)No Conflicts. The execution, delivery and performance by Investor of this Agreement and the consummation by Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Investor, except in the case of clauses (ii) and (iii) above, for such that would not result in a Material Adverse Effect and do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby or perform its obligations hereunder.
(i)Reliance on Exemptions. Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein and in the other Transaction Documents in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Securities.
(j)Transfer or Resale. Investor understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Investor shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Investor provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (or a successor rule thereto); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) except as set forth in the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register the Common Shares or the Warrant Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(k)Restrictions. Investor understands and agrees that the book entry representing the Common Shares shall initially be restricted as required by the “blue sky” laws of any state. Investor understands that such book entry restrictions shall be removed and the Company shall issue a certificate without legend to the holder of the Common Shares, or establish and credit a Direct Registration System entry representing the Common Shares to a segregated account established by the Transfer Agent for the Investor's benefit, or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if, unless otherwise required by state securities laws, (i) such Common Shares are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of a law firm reasonably acceptable to the Company, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Common Shares may be made without registration under the applicable requirements of the Securities Act, (iii) such holder provides the Company with reasonable assurance that the Common Shares can be sold, assigned or transferred pursuant to Rule 144, or (iv) otherwise provided in the Transfer Agent Instructions.
(l)Manipulation of Price. Investor has not, and to its knowledge (assuming the accuracy of the Company's representations and warranties set forth in Section 3.1 hereof) no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.
ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES
4.1    Transfer Restrictions.
(a)    Investor covenants that the Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, or any transfer of Securities pursuant to Rule 144, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.
(b)    Investor agrees that the book entry evidencing any of the Common Shares shall initially be restricted.
(c)    Certificates evidencing the Common Shares shall not be required to contain any restrictive legend, and the book entry evidencing the Common Shares shall not be required to be restricted (i) while a registration statement covering the resale of the Common Shares is effective under the Securities Act, (ii) following any sale of such Common Shares pursuant to Rule 144 if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the Common Shares can be sold under Rule 144, (iii) if the Common Shares are eligible for sale under Rule 144, or (iv) if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that a legend or book entry restriction is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the SEC). The Company covenants and agrees that restrictive legends and book entry restrictions shall be removed and the Company shall issue a certificate without legend to the holder of the Common Shares or establish and credit a Direct Registration System entry representing the Common Shares to a segregated account established by the Transfer Agent for the Investor's benefit, or issue to such holder by electronic delivery at the applicable balance account at DTC, if, unless otherwise required by state securities laws, (w) it is so provided in the Transfer Agent Instructions, (x)  such Common Shares are registered for resale under the Securities Act, (y) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of a law firm reasonably acceptable to the Company, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Common Shares may be made without registration under the applicable requirements of the Securities Act, or (z) such holder provides the Company with reasonable assurance that the Common Shares can be sold, assigned or transferred pursuant to Rule 144. Any transfer or sale of the Warrants will be subject to the restrictions on transfer set forth in the Warrant.
4.2    Furnishing of Information. Until the date that the Investor owning Securities has sold the Securities, the Company covenants to use its best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.
4.3    Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to Investor or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.
4.4    Securities Laws Disclosure; Publicity. The Company shall timely file any filings and notices required by the SEC or applicable law with respect to the transactions contemplated hereby.
4.5    Use of Proceeds. The Company intends to use the net proceeds from the sale of the Securities to for general corporate purposes, including working capital, the retirement of outstanding debt or for potential acquisitions. Pending these uses, the Company intends to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade securities, or as otherwise pursuant to the Company's customary investment policies.
4.6    Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Investor promptly after such filing. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Investor at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

4.7    Listing. The Company shall promptly secure the listing of all of the Common Shares, once they have been issued, upon each Trading Market upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Common Shares from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for listing on the Principal Market. The Company shall not take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market.
4.8    Reservation of Shares. The Company shall to at all times reserve and keep available, free of preemptive rights, contractual preemptive rights, resale rights, rights of first refusal and similar rights, shares of Common Stock in an amount sufficient to satisfy the Company's obligations to issue Warrant Shares upon exercise of the Warrants.

ARTICLE V
MISCELLANEOUS

5.1    Incorporation of Miscellaneous Provisions. Sections 2(d), 8(b), (c), (d)(iii), (e), (f), (g) and (h) of the CFA are incorporated by reference herein and shall apply to this Agreement mutatis mutandis; provided, however, that where applicable, any references to “Total” in such sections of the CFA shall be deemed to be references to Investor under this Agreement.
5.2    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission and electronic or mechanical confirmation of receipt, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 12:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission and electronic or mechanical confirmation of receipt, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 12:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.
5.3    Assignments. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Investor; provided, however this Agreement shall be assigned to any corporation or association into which the Company may be merged or converted or with which it may be consolidated, or any corporation, association or other similar entity resulting from any merger, conversion or consolidation to which the Company shall be a party without the execution or filing of any paper with any partner hereto or any further act on the part of any of the parties to this Agreement except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding. Investor may not assign this Agreement or any rights or obligations hereunder to any transferee of Investor that is a Total G&P Controlled Corporation (as defined in the Affiliation Agreement).

5.4    Survival. With the exception of the representations and warranties set forth in Sections 3.1(a), (b), (c), (d) and (e), which shall survive indefinitely, the representations and warranties contained herein shall not survive any Closing Date.
5.5    Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.
5.6    Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Investor and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Private Placement Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY

SUNPOWER CORPORATION

By:	/s/ Thomas H. Werner
Name: Thomas H. Werner
Title: Chief Executive Officer

77 Rio Robles Street San Jose, CA 95134 Attention: Chief Financial Officer Telephone: 408-240-5500 Facsimile: 408-240-5404

With a copy to:

SunPower Corporation 77 Rio Robles Street San Jose, CA 95134 Attention: Navneet Govil, Vice President and Treasurer Telephone: 408-457-2655 E-mail: navneet.govil@sunpowercorp.com

With a copy to:

SunPower Corporation 1414 Harbour Way South Richmond, CA 94804 Attention: General Counsel Telephone: 510-540-0550 Facsimile: 510-540-0552

With a copy to:

Jones Day 1755 Embarcadero Road Palo Alto, CA 94303 Facsimile No.: (650) 739-3900 Telephone No.: (650) 739-3999 Attn: R. Todd Johnson Attn: Steve Gillette

Signature Page to Private Placement Agreement

INVESTOR

TOTAL GAS & POWER USA, SAS

By:	/s/ Arnaud Chaperon
Name: Arnaud Chaperon
Title: President

Total Gas & Power USA, SAS 2, place Jean Millier La Défense 6 92400 Courbevoie France Attention: Arnaud Chaperon, President Facsimile: +33 1 47 44 27 90

with copies (which shall not constitute notice) to:

Total S.A. 2, place Jean Millier La Défense 6 92400 Courbevoie France Attention: Olivier Devouassoux, VP Subsidiary Finance Operations Facsimile: + 33 1 47 44 48 74

Total S.A. 2, place Jean Millier La Défense 6 92400 Courbevoie France Attention: Jonathan Marsh, Vice President, Legal Director Mergers, Acquisitions & Finance Facsimile: +33 1 47 44 43 05

with copies (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
Attn: David Segre
Attn: Richard Cameron Blake
Attn: Michael Occhiolini
Telephone: (650) 493-9300
Facsimile: (650) 493-6811

Signature Page to Private Placement Agreement

Schedule 1
Form of Terms Agreement

SunPower Corporation
Private Placement Agreement
Terms Agreement
[Closing Date]
SunPower Corporation
77 Rio Robles Street
San Jose, CA 95134

Attention:    [insert names]

Re:    Private Placement Agreement dated February 28, 2012 (the “Agreement”)

Reference is hereby made to that certain Private Placement Agreement (the “Agreement”), dated as of February 28, 2012, by and between Total Gas & Power USA, SAS, a société par actions simplifiée organized under the laws of the Republic of France (“Investor”), and SunPower Corporation, a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed to them in the Agreement.

Investor agrees to purchase, and the Company agrees to sell, upon the terms and conditions stated in the Agreement, the following Securities on the following terms on the date hereof:

Common Shares:	[Insert number of shares equal to (i) aggregate amount of relevant Liquidity Injection divided by (ii) Purchase Price per Common Share below, rounded up to the nearest share]
Purchase Price per Common Share:	[Insert price equal to 17% discount to the 30-Day VWAP as defined in the Compensation and Funding Agreement as of the date of issuance]
Aggregate Purchase Price:	[Insert aggregate amount of relevant Liquidity Injection]
Warrant Shares:	[Insert number as calculated pursuant to the Compensation and Funding Agreement]
Exercise Price of Warrant:	[Insert price as calculated pursuant to the Compensation and Funding Agreement]

The Company hereby certifies that (i) each of the representations and warranties of the Company made in the Agreement are true and correct as of the Closing, except as otherwise disclosed or modified by the Disclosure Schedule, and (ii) the Company has no knowledge of any material nonpublic information regarding the Company, except as disclosed on the Disclosure Schedule.
IN WITNESS WHEREOF, the parties hereto have caused this Terms Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY

SUNPOWER CORPORATION
By:
Name:
Title:

INVESTOR

TOTAL GAS & POWER USA, SAS
By:
Name:
Title:

Exhibit A
Form of Warrant

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (III) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

SUNPOWER CORPORATION
WARRANT
TO PURCHASE COMMON STOCK

Certificate Number:	Dated:

For value received, Total Gas & Power USA, SAS, a société par actions simplifiée organized under the laws of the Republic of France (the “Investor” and, together with any transferee of the Warrant in accordance with the terms of this Warrant, the “Holder”), is entitled to purchase from SunPower Corporation, a Delaware corporation (together with its successors and assigns, the “Company”), at any time and from time to time after the date set forth above, subject to the conditions set forth in Sections 1.2(f) and 1.2(g), and prior to 5:00 p.m., New York time, on the Expiration Date (as defined below), at the purchase price of $[•]1 per share (as such price may be adjusted pursuant to Section 2, the “Exercise Price”) an aggregate of [•]2 fully-paid and nonassessable shares of the Company's common stock, par value $0.001 per share (“Common Stock”) (as such shares may be adjusted pursuant to Section 2, the “Warrant Shares”).

1
Exercise Price to be equal to the 30-Day VWAP (as defined in the Compensation and Funding Agreement) as of the LSA Effective Date (for the warrant specified in Section 2(a) of the Compensation and Funding Agreement) or as of the date of issuance of such Warrant (for the warrants specified in Section 3 of the Compensation and Funding Agreement), as applicable.

2	Warrant Shares to equal amounts specified in Section 2(a) or Section 3, as applicable, as set forth in the Compensation and Funding Agreement.

This Warrant (this “Warrant”) is being initially issued to the Investor pursuant to a Private Placement Agreement dated [•] (the “Purchase Agreement”) by and between the Company and the Investor, together with a related Terms Agreement, as each may be amended, restated, modified or supplemented from time to time.

Section 1.	Term and Exercise of Warrant.

1.1    Term of Warrant. The Holder shall have the right, subject to the conditions set forth in Sections 1.2(f) and 1.2(g), at any time before 5:00 p.m., New York time, on the seventh anniversary of the date hereof, or, if such date is not a Business Day (as defined below), the next Business Day (the “Expiration Date”) to exercise this Warrant in accordance with the terms of this Warrant.

1.2	Exercise of Warrant.

(a)Cash Exercise. Subject to Sections 1.2(f) and 1.2(g), this Warrant may be exercised at any time prior to the Close of Business on the Expiration Date (or if the Expiration Date is not a Business Day, the next Business Day) and from time to time, in whole or in part, upon surrender to the Company, together with the duly completed and signed form of notice of exercise (designating thereon the Holder's election to cash exercise (“Cash Exercise”)) in the form attached (the “Notice of Exercise”), and payment to the Company of the Exercise Price in effect on the date of such exercise for the number of Warrant Shares in respect of which this Warrant is then being exercised; provided, that the Holder may not elect to Cash Exercise this Warrant unless there is available an effective registration statement to cover such transaction or such Holder checks the box on the Notice of Exercise thereby representing to the Private Placement Representations (as defined in the Notice of Exercise). Payment of the aggregate Exercise Price upon exercise pursuant to this Section 1.2(a) shall be made by delivery of a check to the principal executive offices of the Company as provided in Section 7 or, at the Holder's discretion, by wire transfer of immediately available funds in accordance with written wire transfer instructions to be provided by the Company at the Holder's request.

(b)Net-Issue Exercise. Subject to Sections 1.2(f) and 1.2(g), in lieu of exercising this Warrant on a cash basis pursuant to Section 1.2(a), the Holder may elect to exercise this Warrant at any time prior to the Expiration Date and from time to time, in whole or in part, on a net-issue basis by electing to receive the number of Warrant Shares which are equal in value to the value of this Warrant (or any portion thereof to be canceled in connection with such Net-Issue Exercise) at the time of any such Net-Issue Exercise, by surrender of this Warrant, together with the duly completed and signed Notice of Exercise (designating the Holder's election to Net-Issue Exercise (“Net-Issue Exercise”)), to the Company at the principal executive offices of the Company as provided in Section 7. The Notice of Exercise shall be properly marked to indicate (A) the number of Warrant Shares to be delivered to the Holder in connection with such Net-Issue Exercise, (B) the number of Warrant Shares in respect of which this Warrant is being surrendered in payment of the aggregate Exercise Price for the Warrant Shares to be delivered to the Holder in connection with such Net-Issue Exercise, calculated as of the Determination Date (as defined below) and (C) the number of Warrant Shares which remain subject to this Warrant after such Net-Issue Exercise, if any (each as determined in accordance with this Section 1.2(b)). In the event that the Holder elects to exercise this Warrant in whole or in part on a net-issue basis pursuant to this Section 1.2(b), the Company will issue to the Holder the number of Warrant Shares determined in accordance with the following formula:

X = [Y x (A-B)] / A
where:

•	“X” is the number of Warrant Shares to be issued to the Holder in connection with such Net-Issue Exercise;

•	“Y” is the number of Warrant Shares to be exercised, up to the number of Warrant Shares subject to this Warrant;

•	“A” is the Closing Sale Price (as defined below) as of the Determination Date (as defined below) of one share of Common Stock; and

•	“B” is the Exercise Price in effect as of the date of such Net-Issue Exercise (as adjusted pursuant to Section 2).

The “Determination Date” will be the date the Notice of Exercise is given to the Company (determined in accordance with Section 7), or if such date is not a Trading Day, the next succeeding Trading Day.
(c)    Fractional Interests. No fractional shares of Common Stock will be issued upon the exercise of this Warrant, but in lieu thereof the Company shall pay therefor in cash an amount equal to the product obtained by multiplying the Closing Sale Price of one share of Common Stock on the Trading Day immediately preceding the date of exercise of the Warrant times such fraction (rounded to the nearest cent).

(d)    Deemed Issuance. Subject to 1.2(c), upon such surrender of the Warrant, delivery of the Notice of Exercise and, in the case of a Cash Exercise pursuant to Section 1.2(a), payment of the Exercise Price, the Company will with all reasonable dispatch (and in no event more than three Business Days from delivery of the Notice of Exercise), in the sole discretion of the Holder and as reflected on the Notice of Exercise, either (i) issue and cause to be delivered a certificate or certificates to and in the name of the Holder, or in the name of such other Person as designated by the Holder, or (ii) establish an electronic book entry at the Transfer Agent in a segregated account established by the Transfer Agent for the Holder's benefit and registered in the name of Holder, or in the name of such other Person as designated by the Holder, in either case of (i) or (ii), for the number of full shares of Common Stock so purchased upon the exercise of this Warrant, together with a check or cash in respect of any fraction of a share of Common Stock otherwise deliverable upon such exercise, as provided in Section 1.2(c). Such certificate or certificates shall be deemed to have been issued, or such electronic book entry shall be deemed to have been established, and the Person in whose name any such certificates will be issuable, or in whose name the electronic book entry has been registered, upon exercise of this Warrant (as indicated in the applicable Notice of Exercise) will be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of this Warrant and, in the case of a Cash Exercise pursuant to Section 1.2(a), payment of the Exercise Price.

(e)    Warrant Exercisable in Whole or in Part. The rights of purchase represented by this Warrant shall be exercisable, at the election of the Holder, either in full or from time to time in part. If this Warrant is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the Expiration Date, a new Warrant of like tenor exercisable for the remaining Warrant Shares may be issued and delivered to the Holder by the Company. This Warrant or any part thereof surrendered in the exercise of the rights thereby evidenced shall thereupon be cancelled by the Company and retired.

(f)    Stockholder Approval Condition to Exercise Warrant. The Warrant shall not be exercisable by Holder prior to the date the Company obtains stockholder approval (“Stockholder Approval”) with respect to the issuance of Warrant Shares upon exercise of the Warrant in the manner set forth in the Compensation and Funding Agreement, dated February 28, 2012, between the Company and the Investor.

(g)    Holder's Exercise Limitations. So long as the Company has at least $25 million aggregate principal amount of Convertible Notes outstanding, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to such issuance after exercise as set forth on the Notice of Exercise, the Holder would, directly or indirectly, including through one or more wholly-owned subsidiaries, become the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), of more than 74.99% of the voting power of the Company's capital stock that is at the time entitled to vote by the holder thereof in the election of the Board of Directors (or comparable body). Upon request by Holder, the Company shall obtain a written statement from its Transfer Agent setting forth the number of shares of Common Stock outstanding.

(h)    Listing and Reservation Covenants. On and after the date of such Stockholder Approval, the Company shall (i) cause the Warrant Shares to be approved for listing on the NASDAQ Global Select Market or such other securities exchange or market as the Common Stock is listed from time to time, subject to official notice of issuance and (ii) for as long as this Warrant remains outstanding, at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or shares of Common Stock held in treasury by the Company, for the purpose of effecting the exercise of this Warrant, the number of Warrant Shares then issuable upon the exercise hereof (after giving effect to all anti-dilution adjustments provided for herein). All Warrant Shares delivered upon exercise of this Warrant shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim (except for liens or adverse claims arising from the action or inaction of Holder).

Section 2.    Adjustment of Exercise Price and Warrant Shares.

The Exercise Price and the number of Warrant Shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time as set forth below.

2.1    Adjustment for Change in Capital Stock. If, after the Issue Date of the Warrant, the Company:

(a)pays a dividend or makes a distribution payable exclusively in shares of Common Stock on all or substantially all shares of the Company's Common Stock;

(b)subdivides the outstanding shares of Common Stock into a greater number of shares; or

(c)combines the outstanding shares of Common Stock into a smaller number of shares;

then the Exercise Price will be decreased (or increased with respect to an event in clause (c)) based on the following formula:

where,

R' =
the Exercise Price in effect immediately after the Open of Business on the record date for such dividend or distribution, or immediately after the Open of Business on the effective date of such subdivision or combination, as the case may be;

R =
the Exercise Price in effect immediately prior to the Open of Business on the record date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such subdivision or combination, as the case may be;

OS'=
the number of shares of Common Stock outstanding immediately prior to the Open of Business on the record date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such subdivision or combination, as the case may be; and

OS =
the number of shares of Common Stock outstanding immediately after the Open of Business on the record date for such dividend or distribution, or immediately after the Open of Business on the effective date of such subdivision or combination, as the case may be.

Such adjustment shall become effective immediately after the Open of Business on the record date for such dividend or distribution, or the effective date for such subdivision or combination, as the case may be. If any dividend or distribution of the type described in this Section 2.1 is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Exercise Price shall be immediately readjusted, effective as of the date the Company's board of directors or a duly appointed committee thereof

(the “Board of Directors”) determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Exercise Price that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

2.2    Adjustment for Rights Issue. If, after the Issue Date of the Warrant, the Company distributes any rights, options or warrants (other than pursuant to a Shareholders' Rights Plan (defined below)) to all or substantially all holders of the Company's Common Stock entitling them to purchase (for a period not more than 45 days from the record date for such distribution) shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including the Trading Day immediately preceding the record date for such distribution, the Exercise Price shall be decreased in accordance with the formula:
where:

R' =	the Exercise Price in effect immediately after the Open of Business on the record date for such distribution;

R =	the Exercise Price in effect immediately prior to the Open of Business on the record date for such distribution;

O =	the number of shares of Common Stock outstanding immediately prior to the Open of Business on the record date for such distribution;

N =	the number of additional shares of Common Stock issuable pursuant to such rights, options or warrants;

P =
the per-share offering price payable to exercise such rights, options or warrants for the additional shares plus the per-share consideration (if any) the Company receives for such rights, options or warrants; and

M =
the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the record date with respect to the distribution.

Such adjustment shall be successively made whenever any such rights, options or warrants are distributed and shall become effective immediately after the Open of Business on the record date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Exercise Price shall be increased to the Exercise Price that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Exercise Price shall be increased promptly to be the Exercise Price that would then be in effect if such record date for such distribution had not been fixed.

For purposes of this Section 2.2, in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Stock at less than the average of the Closing Sale Prices of Common Stock for each Trading Day in the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

2.3    Adjustment for Other Distributions. If, after the Issue Date of the Warrant, the Company distributes to all or substantially all holders of its Common Stock any of its debt or other assets or property (including cash, rights, options or warrants to acquire capital stock of the Company or other securities, but excluding (a) dividends or distributions (including subdivisions) referred to in Section 2.1 and distributions of rights, warrants or options referred to in Section 2.2, (b) rights issued to all holders of Common Stock pursuant to a Shareholders' Rights Plan, where such rights are not presently exercisable, continue to trade with Common Stock and holders will receive such rights together with Common Stock upon exercise of the Warrant), (c) dividends or other distributions paid exclusively in cash (to which Section 2.4 shall apply) and (d) any Spin-off to which the provisions set forth below in this Section 2.3 shall apply) (“Distributed Property”), the Exercise Price shall be decreased, in accordance with the formula:

where:

R' =	the Exercise Price in effect immediately after the Open of Business on the record date for such distribution;

R =	the Exercise Price in effect immediately prior to the Open of Business on the record date for such distribution;

M =	the average of the Closing Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on, and including, the record date for such distribution; and

F =
the fair market value, as determined by the Board of Directors, of the portion of the Distributed Property to be distributed in respect of each share of Common Stock immediately as of the Open of Business on the record date for such distribution.

Such adjustment shall become effective immediately prior to the Open of Business on the record date for such distribution. Notwithstanding the foregoing, if “F” as set forth above is equal to or greater than “M” as set forth above, in lieu of the foregoing adjustment, the Holder shall receive, at the same time and up on the same terms as holders of Common Stock, the amount and kind of Distributed Property the Holder would have received had the Holder owned a number of shares of Common Stock issued upon such exercise immediately prior to the record date for such distribution. If such distribution is not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors or a committee thereof determines “F” for purposes of this Section 2.3 by reference to the actual or when issued trading market for any Common Stock, it must in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the record date for such distribution.
With respect to an adjustment pursuant to this Section 2.3 where there has been a payment of a dividend or other distribution on the Common Stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, where such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin‑off) on a national securities exchange or reasonably comparable non‑U.S. equivalent, which is referred to herein as a “Spin‑off,” the Exercise Price will be decreased based on the following formula:

R' =	the Exercise Price in effect immediately after the end of the Valuation Period (as defined below);

R =	the Exercise Price in effect immediately prior to the end of the Valuation Period;

F =
the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date for the Spin‑off (such period, the “Valuation Period”); and

MP =	the average of the Closing Sale Prices of the Common Stock over the Valuation Period.
The adjustment to the Exercise Price under the preceding paragraph of this Section 2.3 will be made immediately after the Close of Business on the last day of the Valuation Period, but will be given effect as of the Open of Business on the effective date for the Spin‑off. For purposes of determining the Exercise Price in respect of any exercise during the 10 Trading Days commencing on the effective date for any Spin‑off, references within the portion of this Section 2.3 related to “Spin‑offs” to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date for such Spin‑off to, but excluding, the relevant Determination Date.
For purposes of this Section 2.3, in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than the average of the Closing Sale Prices of the Common Stock for each Trading Day in the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

If, prior to a Determination Date, a record date for a Spin-off has been set but the relevant dividend or distribution has not yet resulted in an adjustment to the Exercise Price and an exercising Holder is not entitled to participate in the dividend or distribution with respect to the shares of Common Stock the Holder receives upon exercise (whether because the Holder was not a holder of such shares of Common Stock on the effective date for such dividend or distribution or otherwise), then as promptly as practicable following the Determination Date, the Company will deliver to the Holder a number of additional shares of Common Stock that reflects the increase to the number of Warrant Shares deliverable as a result of the Spin-off.
2.4    Adjustment for Cash Distributions. If, after the Issue Date of the Warrant, the Company makes a distribution to all or substantially all holders of its Common Stock consisting exclusively of cash, the Exercise Price shall be adjusted in accordance with the formula:

R' =	the Exercise Price in effect immediately after the Open of Business on the record date for such distribution;

R =	the Exercise Price in effect immediately prior to the Open of Business on the record date for such distribution;

SP =
the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the record date for such distribution; and

C =	the amount in cash per share the Company distributes to holders of Common Stock.
The adjustment shall become effective immediately after the Open of Business on the record date with respect to the distribution.
Notwithstanding the foregoing, if “C” as set forth above is equal to or greater than “SP” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall have the right to receive on the date on which the relevant cash dividend or distribution is distributed to holders of Common Stock, the amount of cash the Holder would have received had the Holder owned a number of shares exercisable from the Exercise Price on the record date for such distribution. If such dividend or distribution is not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such dividend or distribution had not been declared.
2.5    Adjustment for Company Tender Offer. If, after the Issue Date of the Warrant, the Company or any Subsidiary makes a payment to holders of the shares of Common Stock in respect of a tender or exchange offer, other than an odd‑lot offer, by the Company or any of its Subsidiaries for shares of Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices over the 10 consecutive Trading Day period commencing on, and including the Trading Day immediately following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Exercise Price shall be decreased based on the following formula:

R' =	the Exercise Price in effect immediately after the Open of Business on the Trading Day immediately following the Expiration Date;

R =	the Exercise Price in effect immediately prior to the Open of Business on the Trading Day immediately following the Expiration Date;

F =
the aggregate fair market value, as determined by the Board of Directors, of all cash and other consideration payable in such tender or exchange offer for shares purchased in such tender or exchange offer, such value to be measured as of the expiration time of the tender or exchange offer (the “Expiration Time”);

OS =	the number of shares of Common Stock outstanding immediately prior to the Expiration Time (prior to giving effect to such tender offer or exchange offer);

OS'=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender offer or exchange offer); and

SP =	the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day immediately following the Expiration Date.
The adjustment to the Exercise Price under this Section 2.5 will be made immediately after the Open of Business on the 11th Trading Day following the Expiration Date but will be given effect at the Open of Business on the Trading Day following the Expiration Date. For purposes of determining the Exercise Price, in respect of any exercise during the 10 Trading Days commencing on the Trading Day immediately following the Expiration Date, references within this Section 2.5 to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day following the Expiration Time to, but excluding, the relevant Determination Date.
2.6    When No Adjustment Required. No adjustment need be made as a result of:

(a)the issuance of the rights pursuant to the Company's adoption of a stockholders rights plan that provides that each share of Common Stock issued upon exercise of the Warrant at any time prior to the distribution of separate certificates representing rights will be entitled to receive the right (a “Stockholder Rights Plan”);

(b)the distribution of separate certificates representing the rights under a Stockholder Rights Plan;

(c)the exercise or redemption of the rights in accordance with any rights agreement under a Stockholder Rights Plan;

(d)    the termination or invalidation of the rights under a Stockholder Rights Plan;

(e)    upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan;

(f)    upon the issuance of any shares of Common Stock or options or rights to purchase or be issued those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(g)    ordinary course of business stock repurchases, including structured or derivative transactions pursuant to a stock repurchase program approved by the Board of Directors (but, for the avoidance of doubt, excluding transactions described in Section 2.5);

(h)    upon the issuance of any shares of Common Stock or any securities convertible into, or exchangeable for shares of Common Stock, or the right to purchase shares of Common Stock or such convertible or exchangeable securities other than as described in Sections 2.2 or 2.3; or

(i)    for a change in the par value of Common Stock.

If any event described in Section 2.6 (a) through (d) occurs, the Holder will receive the rights upon exercise, unless, prior to any exercise, the rights have separated from the Common Stock. If the rights have separated, the Exercise Price will be decreased at the time of separation as provided by Section 2.2 or 2.3, as applicable, subject to readjustment in the event of expiration, termination or redemption of such rights.

Notwithstanding the foregoing, no adjustment need be made to the Exercise Price pursuant to Section 2.1, 2.2, 2.3, 2.4 or 2.5 if the Holder is entitled to participate (as a result of holding this Warrant, and at substantially the same time as Common Stock holders participate), subject to notice of such entitlement to the Holder, in the transaction that would otherwise trigger the applicable adjustment, as if the Holder held a number of shares of Common Stock issuable upon exercise of this Warrant. No adjustment need be made if the Common Stock to be issued upon exercise will actually receive the consideration provided in, or be subject to, the transaction that would otherwise trigger the adjustment.

2.7    Effect of Reclassification, Consolidation, Merger or Sale.

(a)    Upon the occurrence of (i) any reclassification of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination covered by Section 2.1), (ii) any consolidation, merger, sale of all or substantially all of the Company's assets (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other Person), or (iii) a binding share exchange which reclassifies or changes the outstanding shares of Common Stock, in each case as a result of which the holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event, a “Merger Event”), then at the effective time of the Merger Event, the right to exercise this Warrant will be changed into a right to exercise this Warrant into the type and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon such Merger Event. If the Merger event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property to be received upon exercise will be deemed to be the weighted average of the types and amounts of Reference Property to be received by the holders of Common Stock that affirmatively make such election).

(b)    If the Company consummates a Merger Event, the Company shall promptly provide notice to the Holder briefly describing the Merger Event and stating the type or amount of cash, securities, property or other assets that will comprise the Reference Property after any such Merger Event and any adjustment to be made with respect thereto.

(c)    The above provisions of this Section shall similarly apply to successive Merger Events.

2.8    Simultaneous Adjustments. In the event that this Section 2 requires simultaneous adjustments to the Exercise Price under more than one of Sections 2.1, 2.2, 2.3 or 2.4 of this warrant then the Board of Directors of the Company shall make such adjustments to the Exercise Price in good faith and in a commercially reasonable manner.

2.9    Successive Adjustments. After an adjustment to the Exercise Price under this Section 2, any subsequent event requiring an adjustment under this Section 2 shall cause an adjustment to the Exercise Price as so adjusted.

2.10    Limitation on Adjustments. The Company shall not take any action that would result in an adjustment pursuant to the foregoing provisions in this Section 2 if that adjustment would reduce the Exercise Price below the then par value of the shares of Common Stock issuable upon exercise of the Warrant. In no event will the Exercise Price be increased other than as a result of a transaction described in Section 2.1(c).

2.11    Adjustment of Number of Warrant Shares. Upon each adjustment of the Exercise Price pursuant to this Section 2, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

where:

N' =	the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

N =	the number of Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

E' =	the adjusted Exercise Price.

E =	the Exercise Price prior to adjustment.
2.12    No Avoidance. If the Company shall enter into any transaction for the purpose of avoiding the provisions of this Section 2, the benefits provided by such provisions shall nevertheless apply and be preserved.

2.13    Notices.

(a)Promptly after any adjustment of the Exercise Price or the number of Warrant Shares issuable hereunder, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail the calculation of such adjustment.

(b)The Company shall give written notice to the Holder at least five (5) Business Days prior to the date on which the Company (I) closes its books or takes a record (a) with respect to any dividend or distribution on the Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock, (c) with respect to any pro rata redemption or similar offer to holders of the Common Stock or (d) for determining rights to vote with respect to any Merger Event, dissolution or liquidation or (II) enters into any transaction that will result in an adjustment of the Exercise Price or the number of Warrant Shares issuable hereunder.

Section 3.    Restriction on Transfer of Warrant and Warrant Shares.

(a)    On or after the Issue Date, the Holder may transfer this Warrant or the Warrant Shares to any Person:

(i)pursuant to a registration statement that is, at the time of such transfer, effective under the Securities Act;

(ii)pursuant to Rule 144 promulgated under the Securities Act; or

(iii)in a transaction otherwise exempt from the registration requirements of the Securities Act (subject to the requirements of such exemption).

(b)    Notwithstanding the foregoing, the following terms and conditions will apply to each transfer provided for in Section 3(a):

(i)in the case of a transfer pursuant to Section 3(a)(ii) or (iii), as a condition precedent to such transfer, unless otherwise agreed by the Company in writing, the transferor must deliver an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws; and

(ii)no Holder that is subject to the Company's then-applicable insider trading policy may transfer any of the Warrants or any Warrant Shares except to the extent permitted under such trading policy.

(c)    By its acceptance of this Warrant, each Holder (i) shall be deemed to have acknowledged and agreed to the restrictions on transfer described in this Section, and to have acknowledged that the Company will rely upon the truth and accuracy of such acknowledgement and agreement and (ii) agrees to the imprinting of the following legend on any certificate or book-entry evidencing this Warrant and the Warrant Shares:

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (III) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

(d)    Except as provided in Section 3(a) and (b) above, this Warrant, the rights represented hereby and the Warrant Shares may not be transferred in whole or in part by the Holder. In order to effect any transfer or partial transfer of this Warrant, the Holder shall deliver this Warrant to the Company with the notice of transfer in the form attached (the “Notice of Transfer”) completed and duly executed. Upon receipt of Notice of Transfer and the opinion of counsel required by this Section, if any, the Company shall promptly (i) issue to the transferee a new Warrant for the number of Warrant Shares assigned by the Holder, and (ii) to the extent the transfer contemplated by the Notice of Transfer is not for the entire number of Warrant Shares represented by this Warrant, issue to the Holder a replacement Warrant representing the balance of such Warrant.

(e)    The Company shall not be required to register any transfer of the Warrants or the Warrant Shares in violation of this Section or applicable securities laws. The

Company may, and may instruct any transfer or warrant agent for the Company to, place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section and applicable securities laws.

Section 4.    Taxes. The issuance of certificates for Warrant Shares or the establishment of an electronic book entry upon the exercise of the rights represented by this Warrant will be made without charge to the Holder for any issuance tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate or establishment of an electronic book entry in a name other than that of the Holder.

Section 5.    Mutilated or Missing Warrant. If this Warrant shall be mutilated, lost, stolen or destroyed and the Company shall receive evidence thereof and (except with respect to mutilated Warrants returned to the Company) indemnity reasonably satisfactory to it, then the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest. An applicant for such a substitute Warrant shall comply with such other reasonable requirements and pay such reasonable charges as the Company may prescribe, including, without limitation, the execution and delivery of a lost Warrant affidavit and indemnification agreement in a form reasonably satisfactory to the Company and its counsel.

Section 6.    No Rights as Stockholder until Exercise. Except as provided in Section 1.2(d), nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

Section 7.    Notices. All notices and other communications required or permitted to be given with respect to the Warrant shall be in writing signed by the sender, and shall be considered given: (w) on the date delivered, if personally delivered during normal business hours, or on the next Business Day if delivered after normal business hours of the recipient; (x) on the date sent by telecopier with automatic confirmation of the transmitting machine showing the proper number of pages were transmitted without error, if sent during normal business hours of the recipient, or on the next Business Day if sent after normal business hours; (y) on the Business Day after being sent by Federal Express or another recognized overnight delivery service in time for and specifying next day or next business day delivery; or (z) five (5) Business Days after mailing, if mailed by United States postage-paid certified or registered mail, return receipt requested, in each instance referred to in the preceding clauses (y) and (z) only if all delivery charges are pre-paid. Each such notice or other communication shall be given to the Holder at the address in a Warrant register to be created and maintained by the Company and to the Company at its principal executive offices.

Section 8.    No Waivers; Remedies; No Impairment. Prior to the Expiration Date, no failure or delay by the Holder in exercising any right, power or privilege with respect to the Warrant shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Warrant shall be cumulative and not exclusive of any rights or remedies provided by law. The Company will not, by amendment of its charter or by-laws or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and will at all time in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

Section 9.    Amendments. No amendment, modification, termination or waiver of any provision of the Warrant, and no consent to any departure from any provision of the Warrant, shall be effective unless it shall be in writing and signed and delivered by the Company and the Holder. Notwithstanding the foregoing, neither Sections 1.2(f) or 1.2(g), nor this sentence, may be amended.

Section 10.    Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York that apply to contracts made and performed entirely within such state.

Section 11.    Severability of Provisions: Successors. Any provision of this Warrant that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of the Warrant or affecting the validity or enforceability of the provision in any other jurisdiction. This Warrant shall be binding upon any entity succeeding the Company by merger, consolidation or otherwise. All of the covenants and agreements of the Company shall inure to the benefit of successors and permitted assigns of the Holder.

Section 12.    Titles and Subtitles; Section References. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. Unless otherwise stated, references to Sections are to the Sections of this Warrant.

Section 13.    Purchase Agreement. The Company will provide any Holder with a copy of the Purchase Agreement upon request.

Section 14.    Definitions. For purposes of this Warrant, the following terms have the following meanings:

(a)“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

(b)“Close of Business” means 5:00 p.m. (New York City time).

(c)“Closing Sale Price” of the Common Stock on any date means the closing per-share sale price (or if no closing per-share sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that date as reported the principal other national or regional securities exchange on which the shares of the Common Stock are then traded. The Closing Sale Price will be determined without reference to after-hours or extended market trading. If the Common Stock is not so listed for trading on the relevant date, then the “Closing Sale Price” of the Common Stock will be the last quoted bid price for Common Stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If the Common Stock is not so quoted, then the “Closing Sale Price” of the Common Stock will be determined by a U.S. nationally recognized independent investment banking firm selected by the Company for this purpose.

(d)    “Convertible Notes” means the Company's 4.75% Senior Convertible Debentures due 2014 and 4.5% Senior Convertible Debentures due 2015.

(e)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f)    “Issue Date” means the date on which the Warrant was originally issued or deemed issued as set forth on the face of the Warrant.

(g)    “Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such Scheduled Trading Day.

(h)    “Open of Business” means 9:00 a.m. (New York City time).

(i)    “Person” means any individual, corporation, partnership, company, trust, unincorporated organization or any other form of entity.

(j)    “Scheduled Trading Day” means any day that is scheduled by the applicable exchange to be a Trading Day, provided that if the Common Stock is not listed or traded, then a “Scheduled Trading Day” shall have the same meaning as Business Day.

(k)    “Securities Act” means the Securities Act of 1933, as amended.

(l)    “Subsidiary” means a Person more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company.

(m)    “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Company's securities generally occurs on the NASDAQ Global Select Market, or if shares of Common Stock are not listed on the NASDAQ Global Select Market, then as reported by the principal other national or regional securities exchange on which the shares of Common Stock are then traded, or if the Common Stock is not listed or approved for trading on another national or regional securities exchange, on the principal market on which shares of the Common Stock are then traded, provided that if the Common Stock is not so listed or traded, then a “Trading Day” shall have the same meaning as Business Day.

(n)    “Transfer Agent” means Computershare Trust Company, N.A., or any successor transfer agent for the Company.

[The next page is the signature page]

The Company has executed and delivered this Warrant as of the date set forth above.

SUNPOWER CORPORATION

By:
Name:
Title:

Accepted:

TOTAL GAS & POWER USA, SAS

By:
Name:
Title:

Warrant Signature Page

NOTICE OF EXERCISE
(To Be Completed Only Upon Exercise)

TO:	SunPower Corporation
77 Rio Robles
San Jose, California 95134

1.    The undersigned hereby irrevocably elects to exercise the Warrant with respect to _____________ Warrant Shares pursuant to the terms of the Warrant.

2.    If Cash Exercise, check this box ☐: The undersigned tenders herewith full payment of the aggregate cash exercise price equal to $_____________ U.S. Dollars for such shares in accordance with the terms of the Warrant.

3.    If Cash Exercise and there is no effective registration statement under the Securities Act to cover the issuance of the Warrant Shares upon such Cash Exercise, check this box ☐: The undersigned hereby makes the representations and warranties set forth in Section 3.2 of the Purchase Agreement as if it were the “Investor” and the Warrant Shares to be issued upon this exercise were the “Securities” (the “Private Placement Representations”).

4.    If Net-Issue Exercise, check this box ☐: The undersigned exercises the Warrant on a net-issue basis pursuant to the terms set forth in the Warrant. Net-Issue Information:

(a) Number of Warrant Shares to be Issued to Holder:
(b) Number of Warrant Shares Subject to Warrant Surrendered:
(c) Number of Warrant Shares Remaining Subject to Warrant, if any:

5.    (Select one option below):

Please issue a certificate or certificates representing said Warrant Shares in such name or names as specified below:

(Name and Address)

Please establish an electronic book entry at the Transfer Agent in a segregated account established by the Transfer Agent for the benefit of and registered in the name of such name or names as specified below:

(Name and Address)

Determination Date:__________________________	By: __________________________________
(Signature must conform in all respects to name of the Holder as set forth on the face of the Warrant)

NOTICE OF TRANSFER
(To Be Completed Only Upon Transfer)

TO:	SunPower Corporation
77 Rio Robles
San Jose, California 95134

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________ the right represented by this Warrant, to purchase ______________________ Warrant Shares.

Please issue a Warrant representing the right to purchase such Warrant Shares in such name or names as specified below:

(Name and Address)

The undersigned requests the Company, by written order to exchange or register the transfer of a Warrant or Warrants, and, to the extent the transfer contemplated by this notice is not for the entire number of Warrant Shares represented by this Warrant, to issue a replacement Warrant in the name of the undersigned representing the balance of such Warrant Shares.

By executing and delivering this Notice of Transfer, the undersigned represents and warrants that transfer contemplated hereby is being made in accordance with Section 3 of this Warrant.

Determination Date:__________________________	By: __________________________________

(Signature must conform in all respects to name of the Holder as set forth on the face of the Warrant)

Exhibit B
COMPANY TRANSFER AGENT INSTRUCTIONS
[ISSUER LETTERHEAD]
Computershare Trust Company, N.A.
250 Royall Street
Canton, Massachusetts 02021
Attention:     Dan Glennon, Account Representative
Ladies and Gentlemen:
Reference is made to that certain Private Placement Agreement, dated as of [Date] (the “Agreement”), by and among SunPower Corporation (the “Company”), and Total Gas & Power USA, SAS, a société par actions simplifiée organized under the laws of the Republic of France (the “Holder”), and that certain Terms Agreement dated as of [Date], pursuant to which the Company is issuing to the Holder [insert number] shares (the “Common Shares”) of Common Stock of the Company, $0.001 par value (the “Common Stock”).
In connection with the consummation of the transactions contemplated by the Agreement and the Terms Agreement, this letter shall serve as our irrevocable authorization and direction to Computershare Trust Company, N.A., transfer agent for the Company, and its service agent Computershare Inc. (collectively, Computershare”):
(i)    to issue an aggregate of _______ shares of our Common Stock to _________. Establish and credit, on an expedited basis, a restricted book entry evidencing the Common Shares in a segregated account for such party's benefit using the following registration:
[To be provided]
The book entry shall be restricted and “stop transfer” instructions should be placed against the subsequent transfer of the Common Stock evidenced by such book entry. We confirm that the Common Shares will be validly issued, fully paid and non-assessable upon issuance; and
(ii)    to issue (provided that Computershare Trust Company, N.A. is the transfer agent of the Company at such time), and all subject to compliance with Computershare's requirements at such time, certificate(s) or book entry position(s) for shares of Common Stock upon registration by Computershare on the Company's books and records of a transfer or resale of the Common Shares and receipt by Computershare of all documentation required by Computershare in connection with such transfer or resale, including but not limited to duly endorsed documents or stock powers duly endorsed, in each case with signatures guaranteed and otherwise in form eligible for transfer in accordance with Computershare's requirements.
Computershare acknowledges and agrees that so long as Computershare has previously received (a) a written opinion from the Company's legal counsel that either (i) a registration statement covering resales of the Common Shares has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) the Common Shares are eligible for sale in conformity with Rule 144 under the Securities Act (“Rule 144”), (b) if applicable, a copy of such registration statement, and (c) all additional documentation as may be required by Computershare at such time in order to process the requested transaction, then, unless otherwise required by law, following Computershare's receipt of certificates representing the Common Shares or a letter of instruction relating to the Common Shares, Computershare shall either, as directed by the Holder or its duly authorized representative (x) issue the certificates representing the Common Shares to the Holder or its transferees, as the case may be, registered in the names of the Holder or transferees, as the case may be, and such certificates shall not bear any legend restricting transfer of the Common Shares thereby and should not be subject to any stop-transfer restriction, (y) establish and credit a Direct Registration System entry representing the Common Shares to a segregated account established by you for the Holder's benefit, or (z) issue to such Holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”). Any certificates tendered for transfer shall be endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect transfer, in accordance with Computershare's requirements.
Please be advised that the Holder is relying upon this letter as an inducement to enter into the Agreement and the Terms Agreement.
Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact our counsel, R. Todd Johnson, Esq., at (650) 739-3999.

Very truly yours,

SUNPOWER CORPORATION

By:
Name: Thomas H. Werner
Title: Chief Executive Officer

THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO
this ___ day of [Month, Year]

COMPUTERSHARE TRUST COMPANY, N.A. and COMPUTERSHARE INC.

By:
Name:
Title:

Enclosures